Exhibit 10.4

PROMISSORY NOTE

For value received on the effective date of this Note, Borrower hereby promises to pay to the order of Lender, the principal sum of Three Hundred Thousand and 00/100 ($300,000.00) Dollars pursuant to the following terms and conditions:

1.

Definitions.  For the purposes of this Note:

a.

"Borrower" shall mean Burger Time Acquisition Corporation, a corporation organized under the laws of the State of Minnesota, whose mailing address is 13828 Lincoln Street NE, Ham Lake, Minnesota 55304.

b.

"Lender" shall mean Burger Time Corporation, a corporation organized under the laws of the State of North Dakota, whose mailing address is 675 12th Avenue NE, West Fargo, North Dakota 58078.

c.

"Effective date of this Note" shall mean July 1, 2004.

d.

"Note" shall mean this promissory note given by Borrower to Lender.

e.

“Contract for Deeds” shall mean the ten (10) contract for deeds between Lender as the vendor and Borrower as the vendee pertaining to the Burger Time stores located at:

(1)

Fargo, North Dakota;

(2)

Bismarck, North Dakota;

(3)

Minot, North Dakota;

(4)

Grand Forks, North Dakota;

(5)

Moorhead, Minnesota;

(6)

Detroit Lakes, Minnesota;

(7)

Elk River, Minnesota;

(8)

Waite Park, Minnesota;

(9)

Sioux City, Iowa; and,

(10)

Sioux Falls, South Dakota.

2.

Payment of Principal and Interest.  Principal and interest shall be payable as follows:

a.

Interest.  Interest shall accrue from the Effective Date of this Note at the annual rate of Six (6%) percent on the unpaid principal balance.

b.

Payment of Interest.  Interest shall be paid monthly on the unpaid principal balance as follows:

(1)

On August 1, 2004, the first interest payment in the amount of One Thousand Five Hundred and 00/100 ($1,500.00) Dollars shall be paid by Borrower to Lender.

(2)

On September 1, 2004, the second interest payment in the amount of One Thousand and 00/100 ($1,000.00) Dollars shall be paid by Borrower to Lender.

(3)

On October 1, 2004, the third interest payment in the amount of Five Hundred and 00/100 ($500.00) Dollars shall be paid by Borrower to Lender.

c.

Payment of Principal.  Payments of principal shall be payable as follows:

(1)

On August 1, 2004, Borrower shall pay to Lender a principal payment in the amount of One Hundred Thousand and 00/100 ($100,000.00).

(2)

On September 1, 2004, Borrower shall pay to Lender a principal payment in the amount of One Hundred Thousand and 00/100 ($100,000.00).

(3)

On October 1, 2004, Borrower shall pay to Lender a principal payment in the amount of One Hundred Thousand and 00/100 ($100,000.00).

d.

Late Payment Service Charge.  With respect to late payments:

(1)

Payments received subsequent to the date due shall be subject to a late payment service charge in the amount of One Thousand and 00/100 ($1,000.00) Dollars.

(2)

If the service charge is not paid along with the arrearage from which the service charge arose, the amount of the service charge shall add to the unpaid principal balance and shall become an amount immediately due, together with interest from the date of default at the rate accruing on the unpaid principal balance, under this Note.

e.

Prepayment of Principal.  Prepayment of principal shall be in accordance with the following:

(1)

Commencement.  Borrower may prepay the unpaid principal balance at any time in full or in part without penalty.

(2)

Subsequent Installments.  Any such prepayment shall not change the amount of or postpone the due date of any subsequent installments of principal and interest due under Paragraphs 2.b. and 2.c. above.

3.

Additional Terms and Conditions.  This Note shall be subject to the following additional terms and conditions:

a.

Legal Tender.  Principal and interest shall be payable in lawful money of the United States of America.

b.

Time.  Interest shall begin on the effective date of this Note and shall be calculated on the basis of actual days elapsed (including the day of payment) in a three hundred sixty-five (365) day year.

c.

Collection Costs.  Unless prohibited by law, Borrower agrees to pay all costs of collection, including reasonable attorney's fees and legal expenses, incurred by Lender if this Note is not duly paid.

d.

Waiver by Borrower.  Borrower hereby waives

(1)

presentment or other demand for payment;

(2)

notice of dishonor; and,

(3)

protest.

e.

Non-Waiver of Breach.  Waiver by Lender of any breach of any provision of this Note shall not operate or be construed as a waiver of any subsequent breach.  Lender's right in this regard shall be a continuing right and may be exercised as often as any breach may occur.

f.

Severability.  The invalidity or unenforceability of any particular provision of this Note shall not affect its other provisions.  The Note shall be construed in all respects as if such invalid or unenforceable provision was omitted.

g.

Notices.  Any and all notices, or any other communication provided for in this Note shall be given in writing by registered or certified mail which shall be addressed to the addresses stated in Paragraph 1 of this Note or to such other address as may be designated by either party.

h.

Governing Law.  This Note shall be governed by the substantive laws of the State of North Dakota, except insofar as Lender may rely on the laws of the United States to justify the interest rate charged.

i.

Acceleration.  Without notice or demand, and at Lender's option, this Note shall become immediately due and payable, together with all unpaid accrued interest:

(1)

if there is a default under the Contract for Deeds which is not subsequently cured within five (5) days;

(2)

if the accrued interest or principal on this Note is not paid within five (5) days of being due;

(3)

if any other indebtedness of Borrower to Lender is not paid when due;

(4)

if a garnishment summons or writ of attachment is issued against or served upon Lender for the attachment of any property of Borrower in Lender's possession; or,

(5)

if Lender shall at any time in good faith believe that the prospect of due and punctual payment of this Note is impaired.

(i)

This Note shall also become automatically due and payable (including unpaid accrued interest) without notice or demand if a petition is filed by or against the Borrower under the United States Bankruptcy Code.

4.

Security.  This Note is secured by:

a.

A security agreement, dated July 1, 2004, between Lender as secured party and Borrower as debtor.

b.

A personal guaranty, dated July 1, 2004, by Gary Copperud as personal guarantor.

BURGER TIME ACQUISITION CORPORATION, Borrower

   By  /s/  Mark Buckrey

Mark Buckrey,

Chief Financial Officer

STATE OF MINNESOTA

)

)ss

COUNTY OF CLAY

)

On this 1st day of July, 2004, before me, a notary public within and for said County, personally appeared Mark Buckrey, to me known to be the Chief Financial Officer of Burger Time Acquisition Corporation, a Minnesota Corporation, described in and who executed the foregoing Agreement and acknowledged that he executed the same on behalf of the Corporation as the free act and deed of the Corporation.

/s/  [Notary Public]

Notary Public